SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2013

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.05                          Costs Associated with Exit or Disposal Activities.

In the fourth quarter of 2012, Systemax Inc. (the "Company") announced that it would consolidate its United States consumer brands under the TigerDirect name and recorded a one-time, non-cash impairment charge related to the intangible assets of CompUSA and Circuit City of approximately $34 million, pre-tax.  The CompUSA brand continued to be used in Puerto Rico during 2013.  On December 4, 2013 and December 12, 2013, certain subsidiaries of the Company entered into an asset purchase agreement, as amended, for the sale of certain CompUSA intellectual property assets (primarily domain names, trademarks and certain historical customer information) and accordingly the Company has discontinued using the CompUSA brand in Puerto Rico and has rebranded its operations there as TigerDirect.  The Company will record a one-time, non-cash impairment charge of approximately $3.1 million, pre-tax, related to the intangible assets of the CompUSA brand in Puerto Rico.  Following this write off, the Company will have no remaining intangible assets on its balance sheet related to CompUSA or Circuit City.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

By: /s/ Name: Eric Lerner
Title: Senior Vice President

Dated: December 18, 2013